UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

Watchit Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27412	94-3173918
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

3485 W. Harmon Avenue Las Vegas, Nevada		89103
(Address of principal executive offices)		(Zip Code)

(702) 740-1700
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement.

On October 4, 2006, Watchit Media USA, Inc. (“Watchit USA”), a wholly owned subsidiary of Watchit Media, Inc. (the “Company”), entered into a television programming licensing agreement (the “Agreement”) with MediaZone.  Under the Agreement, Watchit USA will produce and present Las Vegas lifestyle television programming for MediaZone’s internet broadcast television platform.  Watchit USA will receive revenue from the sale of advertising time on its television programming and on pay-per-view programming that is presented on its internet broadcast television platform.  The Agreement is for three years and is renewable.

Item 9.01                               Financial Statements and Exhibits.

 (c) Exhibits

Exhibit Number	Description
10.1	Television program licensing agreement dated October 4, 2006 by and between Watchit Media, Inc. and MediaZone.

99.1	Watchit Media, Inc. press release dated October 12, 2006 announcing its Agreement with MediaZone.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHIT MEDIA, INC.

By:	/s/ James Lavelle
James Lavelle
Chief Executive Officer

Dated: December 8, 2006

Exhibit Index

Exhibit Number	Description
10.1	Agreement by and between Watchit Media, Inc. and MediaZone.

99.1	Watchit Media, Inc. press release announcing its Agreement with MediaZone.